     First National Bank of Commerce Credit Card Master Trust
                      Excess Spread Analysis

                          For month ending:     November-00

                          Card Trust             FNBC 1997-1
                          Deal Size               $300MM
                          Expected Maturity       8/15/02


                            Portfolio Yield       19.18%
                                      Less:
                             Wtd Avg Coupon        6.23%
                             Servicing Fees        1.50%
                                Charge-offs        5.09%

                             Excess Spread:
                                     Nov-00        6.35%
                                     Oct-00        7.77%
                                     Sep-00        5.86%
                                   3-mo avg        6.66%
                             Delinquencies:
                              30 to 59 Days        1.55%
                              60 to 89 Days        1.00%
                                   90+ Days        1.71%

                                   30+ Days        4.26%

                      Monthly Payment Rate:       12.59%
